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For Immediate Release                        Contact:         John Brine
---------------------                                         Stonepath Group
                                                              (212) 254-8280


                    STONEPATH GROUP COMPLETES SINGAPORE DEAL

         Stonepath Logistics Expands Owned Operations in Southeast Asia
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PHILADELPHIA, August 11, 2003 - Stonepath Group (AMEX: STG), a global logistics services organization, has acquired a controlling interest in the Singapore and Cambodian-based operations of the G-Link Group, a regional logistics business headquartered in Singapore with offices throughout Southeast Asia. The G-Link acquisition facilitates Stonepath's expansion into a rapidly growing region where most of Stonepath's clients have significant supplier relationships.

In consideration for a 70% interest in the two G-Link offices, Stonepath paid $3.7 million at closing through a combination of $2.8 million in cash and $900 thousand in value of the Company's common stock. G-Link will also be entitled to an earn-out arrangement over a period of four years of up to $2.5 million contingent upon the future financial performance of the business. As additional purchase price, on a post-closing basis the Company has also agreed to pay G Link for excess working capital estimated at $1.6 million through the issuance of Company stock.

Founded in 1994, G-Link (www.glinkgroup.com) provides a wide-range of customized transportation and logistics services and supply chain solutions. For the year ended 2002, the two G-Link offices acquired by Stonepath reported pre-tax operating income of approximately $1.8 million (USD) on revenues of approximately $15.5 million. G-link will continue as a neutral provider of services to the freight forwarding community while operating a division dedicated to the emerging global logistics business of Stonepath Logistics.

Stonepath's Chairman of the Board and CEO, Dennis Pelino, remarked, "We are very excited to welcome G-Link to the Stonepath family. Stonepath Logistics is gaining a first-class partner that will help fuel the growth of our company throughout Southeast Asia."

Jason Totah, President and COO of Stonepath International said: "Stonepath is making solid progress toward our goal of building a leading integrated logistics services organization with

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significant worldwide capabilities and end-to-end solutions. In the months ahead, we will build upon the momentum we've created in Southeast Asia and North Asia with the recent opening in Korea, by adding additional partners in other key regions of Greater China and West Asia."

Melvin Law, Chief Executive Officer and a founder of G-Link, commented: "We are very pleased to formally join Stonepath, which we view as a very positive development for the customers and employees of G-Link. We are now capable of providing our clients with joint development services in conjunction with Stonepath's North American infrastructure."

About Stonepath Group (AMEX:STG)
Stonepath Group (www.stonepath.com) is building a global logistics services organization that integrates established logistics companies with innovative technologies. Through our subsidiaries, Stonepath Logistics offers a full-range of time-definite transportation and distribution solutions. For more information about the Company, please contact John Brine at (212) 254-8280.

This press release may include forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us and our subsidiaries, that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "continue," or the negative of such terms or other similar expressions In addition, past results are not necessarily an indication of future performance. Other factors that might cause or contribute to such a discrepancy include, but are not limited to, those identified in our other Securities and Exchange Commission filings, other public documents, and recent press releases, which can be found on our corporate Web site, www.stonepath.com.


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